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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                December 31, 1999
                Date of Report (Date of earliest event reported)



                             MSX INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                     333-49821               38-3323099
(State or other jurisdiction       (Commission             (IRS Employer
   of incorporation)               File Number)          Identification No.)



                    275 REX BOULEVARD AUBURN HILLS, MICHIGAN
                    (Address of principal executive offices)

                                      48326
                                   (Zip Code)

                                 (248) 299-1000
              (Registrant's telephone number, including area code)




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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On January 5, 2000, we announced the acquisition of Satiz S.p.A. ("Satiz"), a subsidiary of Fiat, S.p.A., effective December 31, 1999. The press release announcing the acquisition is attached as Exhibit 99.1 to this Form 8-K. Satiz is headquartered in Turin, Italy and specializes in magazine and technical publishing including translation services, graphics, document systems, warehouse and distribution services, and events. Satiz was founded in 1934 and became the publishing center for the Fiat Group in 1994. Satiz employs over 500 people and has annual revenues in excess of $120 million (240 billion lira). The acquisition of Satiz further enhances our ability to provide global value added services to our customers.

Pursuant to a stock purchase agreement (which will be filed with the SEC at a later date) we acquired 75% of the outstanding common stock of Satiz for about $10 million. At closing, Satiz had about $15 million of debt outstanding. The remaining 25% of the outstanding common stock of Satiz is retained by Fiat. Funding for the transaction was provided under our credit facility, as amended and restated in December 1999. The required audited financial statements and related pro forma financial data will be filed in a subsequent Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
        AND EXHIBITS


(c)     Exhibits:

        99.1     Press Release dated January 5, 2000........................5





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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  January 14, 2000


MSX INTERNATIONAL, INC.


By:      /s/Frederick K. Minturn
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         Frederick K. Minturn
         Executive Vice President, Chief Financial Officer



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                                 Exhibit Index


Exhibit
Number                       Description
-------                      -----------

  99.1              Press Release dated January 5, 2000








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